As filed with the Securities and Exchange Commission on September 21, 1999
                                              Registration No. 333-


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                          ___________________________
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          ___________________________

                               WHITTMAN-HART, INC.
             (Exact name of registrant as specified in its charter)
                          ___________________________


            DELAWARE                         7379               36-3797833
  (State or other jurisdiction   (Primary Standard Industrial (I.R.S. Employer
of incorporation or organization)     Classification Code    Identification No.)
                                            Number)

                          ___________________________

                             311 SOUTH WACKER DRIVE
                                   SUITE 3500
                          CHICAGO, ILLINOIS 60606-6618
                                 (312) 922-9200
    (Address, including zip code, and telephone number, including area code, of registrant's executive offices)

                          ___________________________


                                ROBERT F. BERNARD
                             CHIEF EXECUTIVE OFFICER
                               WHITTMAN-HART, INC.
                       311 SOUTH WACKER DRIVE, SUITE 3500
                          CHICAGO, ILLINOIS 60606-6618
                                 (312) 922-9200
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                          ___________________________


                                   Copies To:

                               NEAL J. WHITE, P.C.
                             McDermott, Will & Emery
                       227 West Monroe Street, Suite 3100
                          Chicago, Illinois 60606-5096
                                 (312) 372-2000

                          ___________________________


APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. /_/

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. /X/

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /_/ __________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. /_/

   ===============================================================================================================================
                         Calculation of Registration Fee
   ===============================================================================================================================

                                                             Proposed maximum          Proposed maximum
   Title of each class of             Amount to be          offering price per        aggregate offering          Amount of
   securities to be registered       registered (1)              share(2)                  price(2)            registration fee
   ------------------------------ ---------------------- ------------------------- ------------------------- ---------------------

   Common Stock (par value           687,476 shares               $31.69                $21,786,114.44            $6,056.54
   $.001 per share)
   ------------------------------ ---------------------- ------------------------- ------------------------- ---------------------

(1) Maximum number of shares that may be offered. Pursuant to Rule 416 of the Securities Act of 1933, as amended, in addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable as a result of stock splits, stock dividends and anti-dilution provisions.
(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) based on the average of the high and low sales prices of the Common Stock on the Nasdaq National Market on September 16,
     1999.


         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

         Information contained in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED SEPTEMBER 21, 1999

PROSPECTUS

                                 687,476 SHARES

                               WHITTMAN-HART, INC.
                                  COMMON STOCK

         Certain of our stockholders may offer and sell from time to time an aggregate of up to 687,476 shares of our common stock. Each selling stockholder may sell the stock on terms to be determined at the time of sale. We will not receive any proceeds from this offering.

         Our common stock is quoted on the Nasdaq National Market under the symbol "WHIT." On September 17, 1999, the closing sale price of our common stock on the Nasdaq National Market was $ 31.00 per share.

         SEE "RISK FACTORS" ON PAGE 2 TO READ ABOUT CERTAIN FACTORS YOU SHOULD CONSIDER BEFORE BUYING OUR COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.


                          ___________________________


              The date of this Prospectus is________________, 1999

                                TABLE OF CONTENTS


Summary.....................................................................2
Risk Factors................................................................2
Use of Proceeds.............................................................6
Selling Stockholders........................................................7
Plan of Distribution........................................................7
About This Prospectus.......................................................9
Where You Can Find More Information.........................................9
Experts.....................................................................9

                                     SUMMARY

         Because this is a summary, it does not contain all of the information about us that may be important to you. You should read the entire prospectus, and the more detailed information and the financial statements and related notes which are incorporated by reference in this prospectus. The terms "Company," "our" and "we" refer to "Whittman-Hart, Inc." and its subsidiaries, except where it is clear that the information relates only to the parent company.

         We provide strategic information technology business solutions designed to improve our clients' productivity and competitive position. We offer our clients a single source for a range of services required to successfully design, develop and implement integrated solutions in the client/server, open systems, midrange and mainframe computing environments. Some of the services we offer are:

     o       systems integration;
     o       strategic information technology planning;
     o       software development;
     o       package software implementation;
     o       business process reengineering;
     o       organizational change management;
     o       networking and connectivity;
     o       conventional and multimedia documentation and training;
     o       design and implementation of collaborative computing solutions; and
     o design and implementation of electronic commerce solutions (such as Internet/intranet and electronic data interchange).

         We believe this breadth of services fosters long-term client relationships, affords cross-selling opportunities and minimizes our dependence on any single technology.

         Whittman-Hart(R) is our registered trademark. Our address is 311 South Wacker Drive, 35th Floor, Chicago, Illinois 60606, anD our telephone number is
(312) 922-9200.

                                  RISK FACTORS


         You should carefully consider the following risk factors in addition to the other information contained and incorporated by reference in this Prospectus before purchasing our common stock.

WE MAY FACE OTHER RISKS NOT DESCRIBED IN THE FOREGOING RISK FACTORS WHICH MAY IMPAIR OUR BUSINESS OPERATIONS.

         The risks and uncertainties described in the following risk factors may not be the only ones facing us. Additional risks and uncertainties not presently known to us may also impair our business operations. If any of the following risks actually occur, our business, financial condition and results of operations could be materially adversely affected. In this case, the trading price of our common stock could decline, and you may lose all or part of your investment.

OUR SUCCESS LARGELY DEPENDS ON OUR ABILITY TO ATTRACT AND RETAIN EMPLOYEES.

         Our business involves the delivery of professional services and is labor-intensive. Our success depends in large part upon our ability to attract, develop, motivate and retain highly skilled technical employees. Qualified technical employees are in great demand and are likely to remain a limited resource for the foreseeable future. No assurances can be given that we will be able to attract and retain sufficient numbers of highly skilled technical employees in the future. We have historically experienced turnover rates which we believe are consistent with industry norms. An increase in this rate could have a material adverse effect on our business, operating results and financial condition, including our ability to secure and complete engagements.

RAPID GROWTH COULD STRAIN OUR RESOURCES.

         We are currently experiencing rapid growth that has strained, and could continue to strain, our managerial and other resources. Our ability to manage the growth of our operations will require us to continue to improve our operational, financial and other internal systems and to attract, develop, motivate and retain our employees. If our management is unable to manage growth or new employees are unable to achieve anticipated performance levels, then our business and operating results could be materially and adversely affected.

OUR SUCCESS IS DEPENDENT UPON OUR ABILITY TO MEET CLIENT EXPECTATIONS.

         Many of our engagements involve projects that are critical to the operations of our clients' businesses and provide benefits that may be difficult to quantify. Our failure or inability to meet a client's expectations in the performance of our services could result in a material adverse change to the client's operations and therefore could give rise to claims against us or damage our reputation, which could adversely affect our business and operating results.

OUR QUARTERLY OPERATING RESULTS MAY FLUCTUATE AND SHOULD NOT BE RELIED UPON AS AN INDICATION OF FUTURE PERFORMANCE.

         Variations in our revenues and operating results occur from time to time as a result of many factors. These factors include:

         o the significance of client engagements commenced and completed during a quarter,
         o     the number of business days in a quarter,
         o     timing of branch and service line expansion activities,
         o the timing of corporate expenditures and employee hiring, and o utilization rates.

         The timing of revenues is difficult to forecast because our sales cycle can be relatively long and may depend on factors such as the size and scope of assignments and general economic conditions. Because a high percentage of our expenses are relatively fixed, a variation in the number of client assignments or the timing of the initiation or the completion of client assignments, particularly at or near the end of any quarter, can cause significant variations in operating results from quarter to quarter and could result in losses to us. In addition, our engagements generally are terminable by the client without penalty. Although the number of consultants can be adjusted to correspond to the number of active projects, we must maintain a sufficient number of senior consultants to oversee existing client projects and assist with our sales force in securing new client assignments.

THE INFORMATION TECHNOLOGY SERVICES MARKET IS HIGHLY COMPETITIVE WHICH COULD AFFECT OUR ABILITY TO BE SUCCESSFUL IN THE FUTURE.

         The information technology services market includes a large number of competitors. It is also subject to rapid change and is highly competitive. Our primary competitors include participants from a variety of market segments, including "Big Five" accounting firms, systems consulting and implementation firms, application software firms, service groups of computer equipment companies, facilities management companies, general management consulting firms and programming companies. In addition, we compete with our clients' internal resources, particularly where these resources represent a fixed cost to our client. Such competition may impose additional pricing pressures on us. There can be no assurance that we will compete successfully with our existing competitors or with any new competitors.

WE RELY ON KEY EXECUTIVES IN LARGE PART FOR OUR SUCCESS.

         Our success is highly dependent upon the efforts and abilities of our executive officers, particularly Robert Bernard, our founder and Chief Executive Officer. Although these executives have entered into employment agreements containing noncompetition, nondisclosure and non-solicitation covenants, these contracts do not guarantee that these individuals will continue their employment. The loss of the services of any of these key executives could have a material adverse effect upon our business and operating results.

OUR FUTURE SUCCESS WILL DEPEND ON OUR ABILITY TO DEVELOP NEW TECHNOLOGY
SOLUTIONS.

         Our success will depend in part on our ability to develop information technology solutions that keep pace with continuing changes in information technology, evolving industry standards and changing client preferences. There can be no assurance that we will be successful in adequately addressing these developments on a timely basis or that, if these developments are addressed, we will be successful in the marketplace. In addition, there can be no assurance that products or technologies developed by others will not render our services uncompetitive or obsolete. Our failure to address these developments could have a material adverse effect on our business and operating results.

WE FACE RISKS RELATED TO ACQUISITIONS.

         We have expanded and intend to continue to expand our operations through the acquisition of additional businesses. There can be no assurance that we will be able to identify, acquire or profitably manage additional businesses or successfully integrate any acquired businesses without substantial expenses, delays or other operational or financial problems. Further, acquisitions may involve a number of special risks or effects, including diversion of management's attention, failure to retain key acquired personnel, unanticipated events or circumstances, legal liabilities and amortization of acquired intangible assets and other one-time or ongoing acquisition related expenses. Some or all of these special risks or effects could have a material adverse effect on our business and operating results. Client satisfaction or performance problems at one acquired firm could have a material adverse impact on our reputation. In addition, there can be no assurance that acquired businesses, if any, will achieve anticipated revenues and earnings. Our failure to manage our acquisition strategy successfully could have a material adverse effect on our business and operating results.

OUR PRINCIPAL STOCKHOLDER HAS SIGNIFICANT INFLUENCE OVER US WHICH COULD DISCOURAGE A CHANGE OF CONTROL.

         As of July 31, 1999, Mr. Bernard beneficially owned approximately 24.5% of our common stock. As a result, Mr. Bernard has a significant influence over the outcome of matters requiring a stockholder vote, including the election of the members of the Board of Directors. Such control could adversely affect the market price of our common stock or delay or prevent a change of control.

WE RELY ON INTELLECTUAL PROPERTY WHICH WE MAY BE UNABLE TO PROTECT, OR WE MAY BE FOUND TO INFRINGE THE RIGHTS OF OTHERS.

         Our success is dependent upon certain methodologies we utilize in designing, installing and integrating computer software and systems and other proprietary intellectual property rights. Our business includes the development of custom software in connection with specific client engagements. Ownership of such software is generally assigned to our client. We also develop certain foundation and application software products, or software "tools," which remain our property.

         We rely upon a combination of nondisclosure and other contractual arrangements and trade secret, copyright and trademark laws to protect our proprietary rights and the proprietary rights of third parties from whom we license intellectual property. We enter into confidentiality agreements with our employees and limit distribution of proprietary information. There can be no assurance that these steps will be adequate to deter misappropriation of proprietary information or that we will be able to detect unauthorized use and take appropriate steps to enforce our intellectual property rights.

         We believe that our services do not infringe on the intellectual property rights of others and that we have all rights necessary to utilize the intellectual property employed in our business. However, we are subject to the risk of claims alleging infringement of third-party intellectual property rights. Any such claims could require us to spend significant sums in litigation, pay damages, develop non-infringing intellectual property or acquire licenses to the intellectual property which is the subject of asserted infringement.

WE COULD BE ADVERSELY AFFECTED BY FIXED-BID PROJECTS.

         We undertake certain projects billed on a fixed-bid basis, which is distinguishable from our principal method of billing on a time and materials basis. We also undertake other projects on a fee-capped basis. Our failure to complete such projects within budget or below the cap would expose us to risks associated with cost overruns. Such cost overruns could have a material adverse effect on our business and operating results.

OUR STOCK PRICE MAY BE VOLATILE WHICH MAY AFFECT YOUR ABILITY TO REALIZE A PROFIT WHEN PURCHASING OUR STOCK.

         Our common stock's market price has and could continue to fluctuate substantially. Reasons for such fluctuations include:

         o     quarterly fluctuations in results of operations,
         o adverse circumstances affecting the introduction or market acceptance of new products and services that we offer and new product and service announcements by competitors,
         o     changes in the information technology environment,
         o     changes in earnings estimates by analysts,
         o     changes in accounting principles,
         o     sales of common stock by existing holders,
         o     and loss of key personnel.

The market price for our common stock may also be affected by our ability to meet analysts' expectations. Any failure to meet such expectations, even if minor, could significantly decrease the market price of our common stock. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to the operating performance of these companies. In the past, following periods of volatility in the market price of a company's securities, securities class action litigation has often been instituted against the company. Any such litigation instigated against us could result in substantial costs and a diversion of management's attention and resources, which could have a material adverse effect on our business and operating results.

CERTAIN PROVISIONS OF OUR CORPORATE DOCUMENTS AND DELAWARE LAW MAY MAKE IT MORE DIFFICULT FOR US TO BE ACQUIRED.

         Our Certificate of Incorporation and By-Laws and the Delaware General Corporation Law include provisions that may be deemed to have anti-takeover effects and may delay, defer or prevent a takeover attempt that stockholders might consider in their best interests. These include By-Law provisions under which only the Chairman of the Board or the President may call meetings of stockholders and certain advance notice procedures for nominating candidates for election to the Board of Directors. Our directors are divided into three classes and are elected to serve staggered three-year terms. Our Board of Directors is empowered to issue up to 3,000,000 shares of preferred stock and to determine the price, rights, preferences and privileges of such shares, without any further stockholder action. The existence of this "blank-check" preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a tender offer, merger, proxy contest or otherwise. In addition, this "blank-check" preferred stock, and any issuance thereof, may significantly decrease the market price of the common stock.

WE MAY BE ADVERSELY AFFECTED BY THE YEAR 2000 PROBLEM.

         We have identified three issues related to Year 2000 compliance:

         o     the effect on our internal information systems;
         o     issues related to our vendors performing services for us; and
         o     issues related to our consulting activities.

We are in the process of replacing our existing internal information systems. The system replacement was part of a strategic initiative and was not accelerated to address Year 2000 issues. This initiative is expected to be completed in the fourth quarter of 1999. A contingency plan exists to make existing systems Year 2000 compliant in the unlikely event the new systems' implementation cannot be completed. The cost of this implementation is not expected to have a material adverse impact on our results of operations or financial condition.

         We have relationships with several vendors who provide administration of compensation and related employee benefits and other vendors who perform banking and treasury services. We have completed our evaluation of the state of readiness of these vendors and believe that the vendors are Year 2000 compliant or will be Year 2000 compliant during 1999. Contingency plans are in place to administer employee compensation and benefits in the event of non-compliance by any of these vendors. The cost to us in the event of non-compliance with Year 2000 issues by any of these third parties is not expected to have material impact on our results of operations or financial condition.

         We believe that many middle-market companies have yet to achieve Year 2000 compliance. To resolve the Year 2000 issue, many companies are electing to install new package software applications, rather than modify existing systems, thus creating significant demand for package software-related services such as those provided by us. Consequently, we believe that companies' need to address their Year 2000 compliance is creating significant demand for our products and services. The passage of the Year 2000 could have a material adverse effect on the demand for our services. We provide solutions for IT systems that are critical to companies' operations. Business interruptions, loss or corruption of data or other major problems resulting from the failure of a client's information technology system to process year 2000 data correctly could have significant adverse consequences to that client. We cannot currently predict whether or to what extent there will be any legal claims brought against us or whether there will be any other material adverse effect on our business, financial condition or results of operations, as a result of any such adverse consequences to our clients.

WE FACE UNKNOWN RISKS DUE TO OUR INTERNATIONAL OPERATIONS.

         In November 1997, we began our international operations through the acquisition of Axis Consulting International, Inc. and World Consulting Limited. As a result of these acquisitions, we recruit consultants and generate a portion of our revenues from outside the United States. We believe that our international operations will continue to grow. Foreign operations are subject to special risks that can materially affect sales and profits, including currency exchange rate fluctuations, labor strikes, political and economic disruptions, changes in government policies and regulatory requirements, tariff and trade barriers, immigration laws and regulations, potentially adverse tax consequences, exchange control and other risks.

                                 USE OF PROCEEDS

         We will not receive any proceeds from the sale of our common stock by the selling stockholders.

                            THE SELLING STOCKHOLDERS

         The following table sets forth certain information regarding the selling stockholders, including:

         o     the name of each selling stockholder,
         o the beneficial ownership and percentage ownership of common stock of each selling stockholder as of September 17, 1999, and
         o the maximum number of shares of common stock offered by each selling stockholder.

The information presented is based on data furnished to us by the selling stockholders.

         The number of shares that may be actually sold by each selling stockholder will be determined by such selling stockholder. Because each selling stockholder may sell all, some or none of the shares of common stock that it owns, no estimate can be given as to the number of shares of common stock that will be owned by the selling stockholders upon termination of the offering.

         Pursuant to Rule 416 of the Securities Act of 1933, the selling stockholders may also offer and sell additional shares of common stock issued as a result of stock splits, stock dividends and anti-dilution provisions.

                                 SHARES BENEFICIALLYOWNED
                                   PRIORTO OFFERING (1)
                                  ----------------------           SHARES BEING
                                  NUMBER         PERCENT              OFFERED
                                  ------         -------           ------------
William Leahy                     429,674          *                  257,804
Thomas Overholt                   429,674          *                  257,804
Ronald Rice                       286,448          *                  171,868
---------------------
*Less than 1%

         The shares being sold by the selling stockholders were issued in connection with our acquisition of BALR Corporation an Illinois-based information technology service provider, in August 1999. In consideration for all of the capital stock of BALR, we issued to BALR stockholders a total of 1,145,796 shares of common stock.

         In connection with the acquisition, we granted to the BALR stockholders certain registration rights to register 60% of the common stock that the BALR stockholders received in the acquisition, that is, 687,476 shares. The shares to be sold under this prospectus are the shares for which the BALR stockholders have registration rights.

         In connection with our acquisition of BALR, we entered into employment and inducement agreements with each selling stockholder, which contain non-solicitation and noncompetition provisions.


                              PLAN OF DISTRIBUTION

         Sales of the shares being sold by the selling stockholders are for the selling stockholders' own accounts. We will not receive any proceeds from the sale of the shares offered hereby.

         The selling stockholders have advised us that:

         o the shares may be sold by the selling stockholders or their respective pledgees, donees, transferees or successors in interest, on the Nasdaq National Market, in sales occurring in the public market of such market quotation system, in privately negotiated transactions, through the writing of options on shares, short sales or in a combination of such transactions;

         o each sale may be made either at market prices prevailing at the time of such sale or at negotiated prices;

         o some or all of the shares may be sold through brokers, dealers, underwriters or agents acting on behalf of the selling stockholders or to dealers for resale by such dealers; and

         o in connection with such sales, such brokers, dealers, underwriters or agents may receive compensation in the form of discounts and commissions from the selling stockholders and may receive commissions from the purchasers of shares for whom they act as broker or agent (which discounts and commissions may be less than or exceed those customary in the types of transactions involved). Any broker, dealer or agent participating in any such sale may be deemed to be an "underwriter" within the meaning of the Securities Act of 1933 and will be required to deliver a copy of this prospectus to any person who purchases any common stock from or through such broker, dealer, agent or underwriter. We have been advised that, as of the date hereof, none of the selling stockholders have made any arrangements with any broker, dealer, agent or underwriter for the sale of their common stock.

         In offering the common stock covered hereby, the selling stockholders and any broker-dealers and any other participating broker-dealers who execute sales for the selling stockholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933 in connection with such sales, and any profits realized by the selling stockholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions. In addition, any common stock covered by this prospectus which qualifies for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this prospectus.

         In order to comply with certain states' securities laws, if applicable, the common stock will be sold in such jurisdictions only through registered or licensed brokers or dealers. In certain states, the common stock may not be sold unless the common stock has been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

         Under applicable rules and regulations under Regulation M under the Securities Exchange Act of 1934, any person engaged in the distribution of our common stock may not simultaneously engage in market making activities, subject to certain exceptions, with respect to our common stock for a specified period set forth in Regulation M prior to the commencement of such distribution and until its completion. In addition and without limiting the foregoing, each selling stockholder will be subject to the applicable provisions of the Securities Act of 1933 and Securities Exchange Act of 1934 and the rules and regulations thereunder, including, without limitation, Regulation M, which provisions may limit the timing of purchases and sales of shares of our common stock by the selling stockholders. The foregoing may affect the marketability of our common stock.

         If necessary, the specific shares of our common stock to be sold, the names of the selling stockholders, the respective purchase prices and public offering prices, the names of any agent, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement of which this prospectus is a part.

         We entered into an agreement with the selling stockholders in connection with the private placement of shares of our common stock which required us to register the selling stockholders' shares of our common stock under applicable federal and state securities laws. The registration rights agreement provides for cross-indemnification of the selling stockholders and us and our respective directors, officers and controlling persons against certain liabilities in connection with the offer and sale of the shares of our common stock, including liabilities under the Securities Act, and requires the selling stockholders and use to contribute to payments the parties may be required to make in respect thereof.

         We will pay substantially all of the expenses incurred by the selling stockholders and us incident to the offering and sale of the shares of common stock under this prospectus, excluding any underwriting discounts or commissions.

                              ABOUT THIS PROSPECTUS

         This prospectus is a part of a registration statement that we have filed with the SEC using a "shelf registration" process. You should read both this prospectus and any supplement together with additional information described under "Where You Can Find More Information."

         You should rely only on the information provided or incorporated by reference in this prospectus or any supplement. We have not authorized anyone else to provide you with additional or different information. Our common stock is not being offered in any state where the offer is not permitted. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of such documents.

                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC's public reference rooms located at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, at The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and at Seven World Trade Center, Suite 1300, New York, New York 10048. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available to the public on the SEC's Internet web site at http://www.sec.gov.

         The SEC allows us to "incorporate by reference" the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file with the SEC later will automatically update and supersede this information. The following documents filed by us and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, until the selling stockholders sell all of the common stock offered hereby, are incorporated by reference in this Prospectus:

         (i)   Our Annual Report on Form 10-K for the year ended December 31,
               1998;
         (ii) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;
         (iii) Our Registration Statement on Form 8-A;
         (iv)  Our Schedule 14A filed with the Commission on April 29, 1999; and
         (v)   Our Current Reports on Form 8-K dated May 10, 1999.

         YOU MAY REQUEST A COPY OF THESE FILINGS, AT NO COST, BY WRITING OR TELEPHONING US AT WHITTMAN-HART, INC., 311 SOUTH WACKER DRIVE, 35TH FLOOR, CHICAGO, ILLINOIS 60606; TELEPHONE NUMBER (312) 922-9200; ATTENTION: DAVID P. SHELOW.

                                     EXPERTS

         The consolidated financial statements of the Company as of December 31, 1998 and 1997, and for each of the years in the three-year period ended December 31, 1998, and the related schedule, have been incorporated by reference herein and in the registration statement in reliance upon the reports of KPMG LLP, independent certified public accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

                                     PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

The following are the estimated expenses (other than the SEC registration fee) of the issuance and distribution of the securities being registered, all of which will be paid by the Company.

           SEC registration fee................................  $ 6, 057
           Fees and expenses of counsel........................     7,000
           Fees and expenses of accountants....................     2,000
           Miscellaneous.......................................       943
                                                                ------------
               Total...........................................  $ 16,000

----------------


         We have agreed to bear all expenses (other than underwriting discounts and selling commissions, brokerage fees and transfer taxes, if any, and the fees and expenses of counsel and other advisors to the selling stockholders) in connection with the registration and sale of the shares being offered by the selling stockholders.

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Delaware law, a corporation may indemnify any person who was or is a party or is threatened to be made a party to an action (other than an action by or in the right of the corporation) by reason of his service as a director or officer of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees) that are actually and reasonably incurred by him ("Expenses"), and judgments, fines and amounts paid in settlement that are actually and reasonably incurred by him, in connection with the defense or settlement of such action, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. Although Delaware law permits a corporation to indemnify any person referred to above against Expenses in connection with the defense or settlement of an action by or in the right of the corporation, provided that he acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, if such person has been judged liable to the corporation, indemnification is only permitted to the extent that the Court of Chancery (or the court in which the action was brought) determines that, despite the adjudication of liability, such person is entitled to indemnity for such Expenses as the court deems proper. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made
(1) by a majority vote of a quorum of disinterested members of the board of directors, or (2) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (3) by the shareholders. The General Corporation Law of the State of Delaware also provides for mandatory indemnification of any director, officer, employee or agent against Expenses to the extent such person has been successful in any proceeding covered by the statute. In addition, the General Corporation Law of the State of Delaware provides the general authorization of advancement of a director's or officer's litigation expenses in lieu of requiring the authorization of such advancement by the board of directors in specific cases, and that indemnification and advancement of expenses provided by the statute shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement or otherwise.

         The Company's Amended and Restated Certificate of Incorporation and By-laws provide for indemnification of the Company's directors, officers, employees and other agents to the fullest extent not prohibited by the Delaware law.

         The Company maintains liability insurance for the benefit of its directors and officers.

ITEM 16.  EXHIBITS

EXHIBIT
NUMBER                               DESCRIPTION
------                               -----------

  3.1 Amended and Restated Certificate of Incorporation of the Company, as amended, incorporated herein by reference to the Company's Registration Statement on Form S-1 (No. 333-1778).
  3.2 Second Amended and Restated By-Laws of the Company, incorporated herein by reference to the Company's Registration Statement on Form S-1 (No. 333-1778).
  5.1     Opinion of McDermott, Will & Emery regarding legality
  23.1    Consent of KPMG LLP
  23.2    Consent of McDermott, Will & Emery (included in Exhibit 5.1)
  24.1 Power of Attorney (included with the signature page to the Registration Statement)

ITEM 17.  UNDERTAKINGS.

(1)      The undersigned registrant hereby undertakes:

          (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

          (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(2) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officer and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Chicago, Illinois on September 20, 1999.

                         WHITTMAN-HART, INC.

                         By:        /s/ Bert B. Young
                            ----------------------------------------------------
                            Bert B. Young, Chief Financial Officer and Treasurer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert F. Bernard and Kevin M. Gaskey, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities (including his capacity as a director and/or officer of Whittman-Hart, Inc.) to sign any or all amendments (including post-effective amendments) to this Registration Statement and to sign a Registration Statement pursuant to Section 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons or their attorneys-in-fact in the capacities indicated on September 20, 1999.

SIGNATURE                                          TITLE
---------                                          -----

/s/ Robert F. Bernard           Chief Executive Officer and Chairman of the
            Robert F. Bernard   Board of Directors (Principal Executive Officer)

/s/ Bert B. Young               Chief Financial Officer and Treasurer
            Bert B. Young       (Principal Financial and Accounting Officer)

/s/ Edward V. Szofer            Director, President and Secretary
            Edward V. Szofer

/s/ Paul D. Carbery             Director
            Paul D. Carbery

/s/ Larry P. Roches             Director
            Larry P. Roches

/s/ Robert F. Steel             Director
            Robert F. Steel
                                Director
/s/ W. Barry Moore
            W. Barry Moore
                                Director
/s/ David P. Storch
            David P. Storch

                                 EXHIBIT INDEX



EXHIBIT
NUMBER                               DESCRIPTION
------                               -----------

  3.1 Amended and Restated Certificate of Incorporation of the Company, as amended, incorporated herein by reference to the Company's Registration Statement on Form S-1 (No. 333-1778).
  3.2 Second Amended and Restated By-Laws of the Company, incorporated herein by reference to the Company's Registration Statement on Form S-1 (No. 333-1778).
  5.1     Opinion of McDermott, Will & Emery regarding legality
  23.1    Consent of KPMG LLP
  23.2    Consent of McDermott, Will & Emery (included in Exhibit 5.1)
  24.1 Power of Attorney (included with the signature page to the Registration Statement)